                                                                    EXHIBIT 3.1


                   THIRD RESTATED ARTICLES OF INCORPORATION

                                      OF

                      METRO ONE TELECOMMUNICATIONS, INC.


    Pursuant to the Oregon Business Corporation Act, the undersigned corporation adopts the following Third Restated Articles of Incorporation which shall supersede the existing Articles of Incorporation and all amendments thereto.

                                  ARTICLE I.

                              NAME OF CORPORATION

    The name of the Corporation is Metro One Telecommunications, Inc.

                                  ARTICLE II.

                                   DURATION

    The period of its duration is perpetual.

                                 ARTICLE III.

                              PURPOSES AND POWERS

    The purposes and powers of the Corporation are:

    A. To engage in any lawful activities for which corporations may be organized.

    B. To do anything which shall appear necessary or beneficial to the Corporation in connection with (1) its operation; (2) accomplishment of its purposes; or (3) exercise of its powers set forth in these Articles.

                                 ARTICLES IV.

                                CAPITALIZATION

    A. The authorized capital stock of the Corporation consists of 50,000,000 shares of common stock, no par value ("Common Stock") and 10,000,000 shares of preferred stock, no par value ("Preferred Stock").

1  -  Third Restated Articles of Incorporation of
      Metro One Telecommunications, Inc.

    B. The Board of Directors shall have the power to issue, from time to time, one or more series of Preferred Shares or special stock in any manner permitted by law and not inconsistent with these Articles or the Bylaws of the Corporation. The Board of Directors shall have the authority to fix and determine, subject to the provisions of these Articles, the rights and preferences of the shares of such additional series, which shall be established by a resolution or resolutions of the Board of Directors providing for the issuance of such series.

    C. Pursuant to the Second Restated Articles of Incorporation filed December 12, 1995, each issued and outstanding share of Common Stock shall be combined and reconstituted as 0.2857 shares. Any fractional shares resulting from the reverse stock split (after aggregating all shares held by each holder) shall be rounded up to the next whole share.

                                  ARTICLE V.

                              CONSENT TO ACTION

    Any action which may be taken at a meeting of the shareholders or Directors may be taken without a meeting if all shareholders or Directors entitled to vote on the action consent in writing to the action taken. The written consent shall have the same force and effect as a unanimous vote of the shareholders or Directors.

                                 ARTICLE VI.

                              CUMULATIVE VOTING

    No shareholder shall be entitled to cumulate his votes for election of Directors.

                                 ARTICLE VII.

                           PREEMPTIVE RIGHTS DENIED

    Unless otherwise determined by the Board of Directors, no shareholder of the Corporation shall be entitled, as a matter of right, to purchase or subscribe for any stock of any class which the Corporation may issue or sell, whether or not exchangeable for any stock of the Corporation of any class or classes and whether out of unissued shares authorized by the Articles of Incorporation of the Corporation as originally filed or by any amendment thereof or out of shares acquired in the future. Nor, unless otherwise determined by the Board of Directors, shall any holder of any shares of the capital stock of the Corporation be entitled, as a matter of right, to purchase or subscribe for any obligation which the Corporation may issue or sell that shall be convertible into or exchangeable for any shares of the stock of the Corporation of any class or classes, or to which shall be attached to any warrant or warrants or any other instrument or instruments that shall confer upon the holder or holders of such obligation the right to subscribe for or purchase from the Corporation any shares or its capital stock of any class or classes.

2  -  Third Restated Articles of Incorporation of
      Metro One Telecommunications, Inc.

                                  ARTICLE VIII.

                                    DIRECTORS

    A. The number of directors of the Corporation shall not be less than three nor more than seven, and within such limits, the exact number shall be fixed and increased or decreased from time to time by resolution of the Board of Directors. At such time as the Board of Directors fixes the number of directors at six or more, the directors shall be divided into three classes designated Class I, Class II and Class III, each class to be as nearly equal in number as possible. At the first annual meeting of shareholders following the designation of six or more directors (the "First Meeting"), directors of all three classes shall be elected. The term of office of Class I directors shall expire at the annual meeting of shareholders held in the first calendar year following the calendar year in which the First Meeting is held. The term of office of Class II directors shall expire at the annual meeting of shareholders held in the second calendar year following the calendar year in which the First Meeting is held. The term of office of Class III directors shall expire at the annual meeting of shareholders held in the third calendar year following the calendar year in which the First Meeting is held. At each annual meeting of shareholders after the First Meeting, each class of directors elected to succeed those directors whose terms expire shall be elected to serve for three-year terms and until their successors are elected and qualified, so that the term of one class of directors will expire each year. When the number of directors is changed within the limits provided herein, any newly created directorships or any decrease in directorships shall be apportioned as nearly as possible among the classes as to make all classes as nearly equal as possible, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

   B. All or any number of the directors of the Corporation may be removed only for cause and at a meeting of shareholders called expressly for that purpose, by a vote of not less than 75 percent (75%) of the votes entitled to be cast for the election of directors. At any meeting of shareholders at which one or more directors are removed, a majority of votes then entitled to be cast for the election of directors may fill a vacancy created by such removal. If any vacancy created by removal of a director is not filled by the shareholders at the meeting at which the removal is effected, such vacancy may be filled by a majority vote of the remaining directors.

   C. The provisions of this Article VIII may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of not less than 75 percent (75%) of the votes then entitled to be cast for election of directors.

3  -  Third Restated Articles of Incorporation of
      Metro One Telecommunications, Inc.

                                  ARTICLE IX.

                            QUORUM OF SHAREHOLDERS

   A quorum at a meeting of shareholders is constituted by the representation in person or by proxy of fifty-one percent (51%) of the shares entitled to vote. Shares shall not be counted to make up a quorum for a meeting if voting of them at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting. The shareholders present at a duly held meeting at which a quorum is present may continue to do business until adjournment in spite of the withdrawal of enough shareholders to leave less than a quorum.

                                  ARTICLE X.

                               INDEMNIFICATION

   A. The Corporation shall indemnify to the fullest extent not prohibited by law any person who was or is a party or is threatened to be made a party to any Proceeding against all expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually or reasonably incurred by the person in connection with such Proceeding.

   B. Expenses incurred by a director or officer of the Corporation in defending a Proceeding shall in all cases be paid by the Corporation in advance of the final disposition of such Proceeding at the written request of such person, if the person:

      1. Furnishes the Corporation a written affirmation of the person's good faith belief that such person has met the standard of conduct described in the Oregon Business Corporation Act or is entitled to be indemnified by the Corporation under any other indemnification rights granted by the Corporation to such person; and

      2. Furnishes the Corporation a written undertaking to repay such advance to the extent ultimately determined by a court that such person is not entitled to be indemnified by the Corporation under this Article X or under any other indemnification rights granted by the Corporation to such person.

      Such advances shall be made without regard to the person's ability to repay such advances and without regard to the person's ultimate entitlement to indemnification under this Article X or otherwise.

   C. The term "Proceeding" shall include any threatened, pending, or completed action, suit, or proceeding whether brought in the right of the Corporation or otherwise and whether of a civil, criminal, administrative, or investigative nature, in which a person may be or may have been involved as a party or otherwise by reason of the fact that the person is or was a director or officer of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the

4  -  Third Restated Articles of Incorporation of
      Metro One Telecommunications, Inc.

Corporation, or is or was serving the request of the Corporation as a director, officer, or fiduciary of an employee benefit plan of another corporation, partnership, joint venture, trust, or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or advancement of expenses can be provided under this Article X.

   D. The indemnification and entitlement to advancement of expenses provided by this Article X shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Corporation's Articles of Incorporation or any statute, agreement, general or specific action of the Board of Directors, vote of the shareholders, or otherwise, shall continue as to a person who has ceased to be a director or officer, shall inure to the benefit of the heirs, executors and administrators of such person and shall extend to all claims for indemnification or advancement of expenses made after the adoption of this Article X.

   E. Any repeal of this Article X shall only be prospective and no repeal or modification hereof shall adversely affect the rights under this Article X in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any Proceeding.

   F. To the fullest extent permitted by law, no director of this Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director. No amendment or repeal of this Article X, nor the adoption of any provision of these Articles inconsistent with this Article X, nor a change in the law, shall adversely affect any right or protection of a director, which right or protection is based on this Article X and arises from conduct that occurred prior to the time of such amendment, repeal, adoption or change. No change in the law shall reduce or eliminate the rights and protections applicable immediately after this provision becomes effective unless the change in the law shall specifically require such reduction or elimination. If the Oregon Business Corporation Act or its successor is amended, after this Article X becomes effective, to authorize corporate action further eliminating or limiting the personal liability of directors of the Corporation, then the liability of directors of this Corporation shall eliminated or limited to the fullest extent permitted by the Oregon Business Corporation Act, as so amended.

   EFFECTIVE DATE: These Third Restated Articles of Incorporation shall be effective upon filing of the Articles in the Office of the Secretary of State of Oregon.

                                       METRO ONE TELECOMMUNICATIONS, INC.



                                       By: /s/ Stebbins B. Chandor, Jr.
                                           -----------------------------------
                                           Stebbins B. Chandor, Jr., Secretary

Person to contact about this filing:

Byron W. Milstead
(503) 226-1191

5  -  Third Restated Articles of Incorporation of
      Metro One Telecommunications, Inc.

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                         CERTIFICATE ACCOMPANYING
                   THIRD RESTATED ARTICLES OF INCORPORATION
                                     OF
                       METRO ONE TELECOMMUNICATIONS, INC.

   Pursuant to ORS 60.451, the undersigned corporation submits for filing this certificate, together with the corporation's Third Restated Articles of Incorporation. The undersigned corporation hereby certifies that:

    1. The name of the corporation, prior to the filing of the attached Third Restated Articles of Incorporation, is Metro One Telecommunications, Inc.

    2. A copy of the Third Restated Articles of Incorporation is attached hereto.

    3. The Third Restated Articles of Incorporation contain an amendment that requires shareholder approval. The shareholder vote on the following amendment was as follows:

      (a) Amendment to new Article IV to decrease the number of authorized shares of Common Stock:



      Class or Series     Number of Shares        Number of Votes       Number of Votes      Number of Votes
        of Shares           Outstanding         Entitled to be Cast         Cast for           Cast Against
     -----------------    ----------------      --------------------    ----------------     -----------------
       Common Stock.....     10,783,303              10,783,303             7,171,323              18,577


    4. The date of adoption of the Third Restated Articles of Incorporation was May 8, 1997.


                                             Metro One Telecommunications, Inc.



                                             By:  /s/ Stebbins B. Chandor, Jr.
                                                 -----------------------------
                                                      Stebbins B. Chandor, Jr.
                                                      Secretary

Person to contact about this filing:

Byron W. Milstead
(503) 226-1191


Certificate Accompanying Third Restated Articles of Incorporation